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                                                                   EXHIBIT 10.7


                           AMERICAN EAGLE GROUP, INC.

                        1994 DIRECTOR STOCK OPTION PLAN
                     (AS AMENDED THROUGH NOVEMBER 1, 1996)


         1. PURPOSE. This non-qualified stock option plan to be known as the American Eagle Group, Inc. 1994 Director Stock Option Plan (hereinafter, this "Plan") is intended to promote the interests of American Eagle Group, Inc. (hereinafter, the "Company") by providing an inducement to obtain and retain the services of qualified persons who are neither employees nor officers of the Company to serve as members of its Board of Directors. The options granted pursuant hereto are intended by the Company and the optionees to be nonstatutory stock options and will not qualify for any special tax benefits to the optionees. The Plan is intended to qualify under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") in order to be exempt from the requirements of Section 16(b) of the Exchange Act.

         2. DEFINITIONS. For purposes of the Plan, the following terms shall have the meanings set forth below:

                 "Board" means the Board of Directors of the Company, as constituted from time to time.

                 "Code" means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

                 "Committee" means the Board or a committee appointed by the Board which meets the requirements for a non-employee director committee under Rule 16b-3, as adopted pursuant to SEC Release Number 34-37260 (May 31, 1996).

                 "Common Stock" means the Common Stock, par value $.01 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

                 "Company" means American Eagle Group, Inc., a Delaware corporation, or any successor corporation to American Eagle Group, Inc.

                 "Disability" means disability which, at least six months after its commencement, is determined to be total and permanent by the Board.

                 "Exchange Act" means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.
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                 "Fair Market Value" means on, or with respect to, any given date, the closing price of the Common Stock on such date (or, if the Common Stock was not traded on such date, then the next preceding day on which the Common Stock was traded) as reported on the NASDAQ composite tape or, if the Common Stock is not traded on such exchange, as reported on any other national securities exchange on which the Common Stock may be traded.

                 "Offering" means the initial public offering of Common Stock by the Company.

                 "Participant" means a member of the Board who is neither an officer or employee of the Company or any subsidiary of the Company and who is not elected solely by holders of any preferred stock of the Company.

                 "Plan" means the American Eagle Group, Inc. 1994 Director Stock Option Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

                 "Stock Option" means an option granted under Section 5 of the Plan.

                 "Stock Option Agreement" means the agreement executed by a Participant pursuant to Section 13 of the Plan in connection with the granting of a Stock Option.

         3. AVAILABLE SHARES. The total number of shares of Common Stock of the Company for which Stock Options may be granted under this Plan shall not exceed 100,000 shares, subject to adjustment in accordance with paragraph 11 of the Plan. Shares subject to the Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under this Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor shall continue to be available under this Plan.

         4. ADMINISTRATION. This Plan shall be administered by the Committee. The Committee shall, subject to the provisions of this Plan, have the power to construe the Plan to determine all positions hereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable. The Committee shall have the power to reprice or otherwise modify any automatic grant of a Stock Option made pursuant to this Plan; provided, however, the Committee shall not have power to modify the number of shares subject to an option previously granted pursuant to the Plan.

                 4.1 LIABILITY LIMITATION. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Stock Option Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.



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         5.      GRANT OF OPTIONS.

                 (a) GRANTS. On the date of the closing of the Offering each individual who is a Participant on such date shall automatically be granted a Stock Option to purchase that number of shares of Common Stock equal to the quotient (rounded to the nearest whole number) of 100,000 divided by the price per share in U.S. dollars of the Common Stock in the Offering. All individuals who first become Participants after the date of the closing of the Offering shall be granted an initial Stock Option, as of the date of the first annual meeting of the Board that occurs on or after the date such individuals first become Participants, to purchase that number of shares of Common Stock equal to the quotient (rounded to the nearest whole number) of 100,000 divided by the Fair Market Value in U.S. dollars of a share of the Common Stock on the date of such annual meeting of the Board. Subsequent to such initial grants of Stock Options to Participants, each Participant shall be granted additional options to purchase 2,500 shares of Common Stock on each of the dates of the subsequent annual meetings of the Board on which such individual qualifies as a Participant; provided, however, that the first such grant of an option to purchase 2,500 shares shall be made, in the case of any Participants existing on the date of the closing of the Offering, on the date of the annual meeting of the Board that occurs in calendar year 1995. In the event that there are not sufficient shares available under the Plan to allow for the grant to a Participant of a Stock Option provided for above, such Participant shall be granted a Stock Option to purchase the remaining shares that are reserved under the Plan. If two or more Participants are entitled to grants of Stock Options hereunder under such circumstances, then such Participants shall receive grants of Stock Options to purchase shares of Common Stock equal to their respective pro rata shares of the total number of shares of Common Stock remaining and available under the Plan. Each Participant's pro rata share of the options to be granted in such instance shall be the number of the remaining shares of Common Stock available under the Plan multiplied by a fraction, the numerator of which is the number of shares for which Stock Options would be granted to the Participant if sufficient shares were remaining and available under the Plan and the denominator of which is the total number of shares for which Stock Options would be granted to all Participants on such date if a sufficient number of shares were remaining and available under the Plan. Except for the specific options referred to above, no other options shall be granted under this Plan.

        6. OPTION PRICE. The purchase price of the Common Stock covered by a Stock Option granted pursuant to this Plan shall be 100% of the Fair Market Value of such shares on the date of grant. The option price will be subject to adjustment in accordance with the provisions of paragraph 11 of this Plan.

        7. PERIOD OF OPTION. Unless sooner terminated in accordance with the provisions of this Plan, a Stock Option granted hereunder shall expire on a date which is ten (10) years after the date of grant of the option.

        8.       VESTING AND NON-TRANSFERABILITY OF OPTIONS.

                 (a) VESTING. A Stock Option may be exercised during its specified term as follows: (a) for up to 33 1/3% of the shares of Common Stock subject to such Stock Option on





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and after the first anniversary of the date of grant, (b) for up to 66 2/3% of the shares of Common Stock subject to such Stock Option on and after the second anniversary of the date of grant, and (c) for up to 100% of the shares of Common Stock subject to such Stock Option on and after the third anniversary of the date of grant. Notwithstanding the preceding sentence, in no event shall any Stock Option granted under the Plan be exercisable prior to the date which is the one (1) year anniversary of the date on which the Stock Option is granted.

                 (b) LEGEND ON CERTIFICATES. The certificates representing such shares shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws.

                 (c) NON-TRANSFERABILITY OF STOCK OPTIONS. No Stock Option under the Plan or any Stock Option Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, pledged, disposed of or otherwise hypothecated or encumbered by a Participant or any beneficiary hereof or thereof, except by testamentary disposition or the laws of descent and distribution. No such interest shall be subject to seizure for the payment of the Participant's (or any beneficiary's) debts, judgments, alimony, or separate maintenance or be transferable by operation of law in the event of the Participant's (or any beneficiary's) bankruptcy or insolvency. During the lifetime of a Participant Stock Options are exercisable only by the Participant.

         9.      TERMINATION OF BOARD MEMBERSHIP.

                 9.1.     GENERAL.  Subject to the terms and conditions of
Section 12 of the Plan, the following terms and conditions shall apply:

                          9.1.1 Except as otherwise provided in this Section 9.1.1, if a Participant's membership on the Board is terminated for any reason, such Participant's rights, if any, to exercise any then exercisable Stock Options, if any, shall terminate ninety (90) days after the date of such termination and thereafter the Participant (and such Participant's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Stock Options. If any termination of Board membership is due to Disability, a Participant shall have the right, subject to the applicable terms and provisions of the Plan (and any rules or procedures thereunder), to exercise any Stock Options at any time within 180 days following such termination due to Disability (to the extent such Participant was entitled to exercise any such options immediately prior to such termination). If any Participant dies while entitled to exercise a Stock Option, if any, such Participant's estate, designated beneficiary or other legal representative, as the case may be, shall have the right, subject to the applicable provisions of the Plan (and any rules or procedures thereunder), to exercise such then exercisable Stock Options, if any, at any time within 180 days from the date of such Participant's death (but in no event more than one (1) year from the date of such Participant's termination due to Disability).





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         10.     EXERCISE OF OPTION.  Subject to the terms and conditions of this Plan and the Stock Option Agreements, a Stock Option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company by mail or in person addressed to the Secretary of the Company, at its principal executive offices, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares, which payment may be in whole or in part in shares of the Common Stock of the Company already owned by the optionee (subject to such restrictions and guidelines as the Board may adopt from time to time), valued at Fair Market Value. The Company's transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the optionee as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the optionee as soon as practicable after payment of the option price in full. The holder of an option shall not have any rights of a shareholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him upon the due exercise of the option. Participants may simultaneously exercise Stock Options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage "cashless exercise" arrangement, selected by and approved of in all respects in advance by the Committee, and use the proceeds from such sale as payment of the exercise price of such Stock Options. In addition, the Committee may, in the relevant Stock Option Agreement, also permit Participants (either on a selective or group basis) to exercise Stock Options in the manner of stock appreciation rights by the issuance of stock to Participants in the amount of the appreciation or "spread" in the Stock Option without the requirement of payment of the exercise price. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes.

         11.     CHANGES IN CAPITALIZATION AND OTHER MATTERS.

                 11.1. NO CORPORATE ACTION RESTRICTION. The existence of the Plan, any Stock Option Agreement and/or the Stock Options granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company's or any affiliate's capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any affiliate, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the Company's or any affiliate's capital stock or the rights thereof,
(d) any dissolution or liquidation of the Company or any affiliate, (e) any sale or transfer of all or any part of the Company's or any affiliate's assets or business, or (f) any other corporate act or proceeding by the Company or any affiliate. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any affiliate as a result of any such action.

                 11.2. RECAPITALIZATION ADJUSTMENTS. In the event of any change in capitalization affecting the Common Stock of the Company, including, without limitation, a stock dividend or other distribution, stock split, reverse stock split, recapitalization, consolidation, subdivision, split-up, spin-off, split-off, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, the Board shall authorize and





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make such adjustments, if any, as are appropriate to reflect such change, including, without limitation, with respect to the aggregate number of shares of the Common Stock for which Stock Options in respect thereof may be granted under the Plan, the maximum number of shares of the Common Stock which may be sold to any Participant, the number of shares of the Common Stock covered by each outstanding Stock Option, and the exercise price per share of Common Stock in respect of outstanding Stock Options.

                 11.3. REORGANIZATIONS. The foregoing provisions of Section 11 notwithstanding, the following provisions of Section 11 shall control, where applicable:

                          11.3.1 If the Company shall at any time participate in a reorganization of a type described in Section 424(a) of the Code and in which (A) the Company is not the surviving entity, or (B) the Company is the surviving entity and the shareholders of Common Stock are required to exchange their shares for property and/or securities, the Company shall give the Participants written notice of any such proposed reorganization on or before thirty (30) days before such reorganization, and any outstanding Stock Options shall be exercisable after receipt of such notice and prior to such reorganization in full for all of the shares of Common Stock covered by the Stock Options; provided, however, either the Participant or the Company may make the exercise of outstanding Stock Options after Participant's receipt of such notice effective only immediately prior to the consummation of such reorganization. To the extent not exercised prior to such reorganization, the Stock Options shall expire on the occurrence of such reorganization. A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a reorganization for the foregoing purposes. Notwithstanding the foregoing, the provisions of this Section shall be subject to Section 7.

                          11.3.2 In the event of the proposed dissolution or liquidation of the Company, the Stock Options granted hereunder shall terminate as of a date to be fixed by the Board, provided that not less than thirty (30) days' prior written notice of the date so fixed shall be given to the Participants, and the Participants shall have the right, during the period of thirty (30) days preceding such termination, to exercise their Stock Options in full for all of the shares of Common Stock covered by the Stock Options; provided, however, either the Participant or the Company may make the exercise of the outstanding Stock Options after Participant's receipt of such notice effective only immediately prior to the consummation of such dissolution. Notwithstanding the foregoing, the provisions of this Section shall be subject to Section 7 and shall be subject to Section
         11.3.1 if the optionee received notice under Section 11.3.1 at a time earlier than the notice provided for herein.





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         12.     CHANGE OF CONTROL.

                 12.1. ACCELERATION OF VESTING. Except as otherwise provided in Section 12.2 of the Plan, if a Change of Control of the Company occurs all Stock Options then unexercised and outstanding shall become fully vested and exercisable as of the date of the Change of Control.

                 12.2. SIX-MONTH RULE. The provisions of Section 12.1 of the Plan shall not apply to any Stock Option that is outstanding for less than six (6) months as of the date of the Change of Control.

                 12.3. CHANGE OF CONTROL. For the purposes of this Agreement, "Change of Control" shall mean:

                          12.3.1 The acquisition, after the Effective Date (as defined in Section 14.6 of the Plan), by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the shares of the Common Stock, or (b) the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of
         Control: (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate, or (y) any acquisition by any corporation if, immediately following such acquisition, more than 80% of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (entitled to vote generally in the election of directors), is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who, immediately prior to such acquisition, were the beneficial owners of the Common Stock and the Voting Securities in substantially the same proportions, respectively, as their ownership, immediately prior to such acquisition, of the Common Stock and Voting Securities; or

                          12.3.2 Individuals who, as of the day after the first annual meeting of the Company's shareholders following the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the day after the first annual meeting of the Company's shareholders following the Effective Date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then serving and comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
         Act) or other actual or threatened solicitation of proxies or consents; or





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                          12.3.3  Approval by the shareholders of the Company
         of a reorganization, merger or consolidation, other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who where the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation more than 80% of the then outstanding common stock and voting securities (entitled to vote generally in the election of directors) of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Common Stock and the Voting Securities; or

                          12.3.4 Approval by the shareholders of the Company of (a) a complete liquidation or dissolution of the Company, or (b) the sale or other disposition of all or substantially all of the assets of the Company, other than to an affiliate, wholly-owned, directly or indirectly, by the Company. For purposes of the Plan, and without limiting the generality of the preceding sentence, the sale or other disposition by the Company of more than 50% of the Common Stock or the Voting Securities (entitled to vote generally in the election of directors) of American Eagle Insurance Company shall be deemed to constitute a sale or other disposition of substantially all the assets of the Company.

         13. STOCK OPTION AGREEMENTS. Each Participant receiving a "Stock Option" under the Plan shall enter into a Stock Option Agreement with the Company in a form not inconsistent with the Plan or any determinations made by the Committee. Each such Participant shall agree to the restrictions, terms and conditions of the Stock Option set forth therein.

         14.     MISCELLANEOUS.

                 14.1. TAX WITHHOLDING. With respect to the exercise of any Stock Option the Company shall have the right to withhold or cause to be withheld by any lawful means any federal, state, local or other taxes, assessments or amounts of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. If the Committee, in its sole discretion, permits shares of Common Stock to be used to satisfy any such withholding, such Common Stock shall be valued based on the Fair Market Value of such stock as of the date the withholding is required to be made, such date to be determined by the Committee. The Committee may establish rules limiting the use of Common Stock to meet withholding requirements by Participants who are subject to
Section 16 of the Exchange Act.

                 14.2. UNFUNDED PLAN. The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Stock Options under the Plan. Any liability of the Company to any person with respect to any Stock Option under the Plan or any Stock Option Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such award or agreement. No such obligation of the





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Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any affiliate. Nothing contained in the Plan or any Stock Option Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any affiliate or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any affiliate and/or any such Participant, any beneficiary thereof or any other person.

                 14.3.    LISTING, REGISTRATION AND OTHER LEGAL COMPLIANCE.
No shares of the Common Stock shall be issued under the Plan unless legal counsel for the Company shall be satisfied that such issuance will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of the Common Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such share certificates to make appropriate reference to such restrictions. In addition, if, at any time specified herein (or in any Stock Option Agreement) for (a) the making of any determination or (b) the issuance or other distribution of Common Stock to or through a Participant with respect to any Stock Option, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any affiliate or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, or the making of any such determination, as the case may be, shall be deferred until such required action is taken.

                 14.4. GOVERNING LAW. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws thereunder. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

                 14.5. TERMINATION AND AMENDMENT OF PLAN. Stock Options may no longer be granted under this Plan after February 15, 2004, and this Plan shall terminate when all options granted or to be granted hereunder are no longer outstanding. The Board may at any time terminate this Plan or make such modification or amendment thereof as it deems advisable, provided, however, that the Board may not, without approval by the affirmative vote of the holders of a majority of the shares of Common Stock (determined on a fully converted basis) present, in person or by proxy and entitled to vote at the meeting, (a) increase the maximum number of shares for which options may be granted under this Plan or the formula by which options are granted to participating members of the Board hereunder; (b) change the provisions





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of this Plan regarding the termination of the options or the times when they may be exercised; (c) change the period during which any options may be granted or remain outstanding or the date on which this Plan shall terminate; (d) change the designation of the class of persons eligible to receive options, or otherwise change paragraph 5; or (e) materially increase benefits accruing to option holders under this Plan. Termination or any modification or amendment of this Plan shall not, without consent of a participant, affect his rights under an option previously granted to him. The provisions of this Plan shall not be amended more than once during any six month period, except any amendments which may be required by the Internal Revenue Code of 1986, the Employee Retirement Income Security Act, if applicable, or the rules thereunder.

                 14.6. EFFECTIVE DATE. The Plan shall be effective as of February 15, 1994 (the "Effective Date"), subject to (a) the occurrence of the closing of the Offering and (b) the approval by a majority of the Company's shareholders in accordance with Rule 16b-3 of the Exchange Act.





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